SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From time to time, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), may

•	disseminate to the Company’s shareholders the letter filed herewith as Exhibit 1 (the “Shareholder Letter”) and, from time to time, Trian may publish the Shareholder Letter, or portions thereof, to its website, www.RestoretheMagic.com (the “Website”) or to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages (the “Social Media Pages”) or various other social media channels;
•	publish a press release related to the Company and filed herewith as Exhibit 2 (the “Press Release”) to the Website and, from time to time, Trian or its affiliates may publish the Press Release, or portions thereof, to the Social Media Pages or various other social media channels, or otherwise disseminate to the Company’s shareholders; and
•	publish the post filed herewith as Exhibit 3 (the “Social Media Post”) to the Social Media Pages or various other social media channels or to the Website, or may otherwise disseminate the Social Media Post to the Company’s shareholders.

Exhibit 1

Exhibit 2

TRIAN SENDS LETTER TO FELLOW DISNEY SHAREHOLDERS STARVED OF RETURNS

Advises Shareholders to Vote “FOR” Nelson Peltz and James A. (“Jay”) Rasulo on the Revised BLUE Proxy Card

NEW YORK, February 14, 2024 – The Trian Group,[1] which beneficially owns $3.5 billion of common stock in The Walt Disney Company (NYSE: DIS) (“Disney” or the “Company”), today released a letter to its fellow Disney shareholders. The full text of the letter is below and available to view online at: https://restorethemagic.com/02-12-24/.

February 12, 2024

Dear Fellow Walt Disney Company Shareholder:

Disney has lost money for its shareholders over a long period of time.[2]

A year ago, faced with a proxy contest that sought to bring accountability for these failures, Disney attempted to assure shareholders that a “significant transformation”[3] was underway. In early 2023, Disney outlined a plan to “succeed at succession,”[4] reignite the Company’s creative engine[5] and achieve profitability in the streaming business.[6]

A year later, however, Disney shareholders are no better off. It turns out, Disney’s story was just a fairy tale. Disney’s stock price is lower now than a year ago;[7] its streaming business lost another $1.7 billion;[8] 2024 earnings per share estimates are down nearly 20%;[9] two of Disney’s last five movies have failed to turn a profit;[10] and the Board has still not identified a successor for Mr. Iger.

With the stock waning and Disney facing another proxy contest, Disney appears to again be trying to distract shareholders with what we see as a fanciful tale, claiming it has “turned the corner and entered a new era.”[11] And with that, Disney announced a slew of new promises and ideas — most still in the process of being developed — hoping that shareholders would just believe all was well and improving.

This time, Disney’s spaghetti-against-the-wall “plan” includes a $1.5 billion-dollar strategic investment that, according to Disney’s own Chief Financial Officer, lacks a product roadmap or expected return targets,[12] and a sports streaming venture that likely confused consumers, surprised important content partners[13] and competes with the Company’s own services.

But frenetic activity, in the face of a proxy contest, is not a substitute for a well-considered corporate strategy. Nor is throwing spaghetti at the wall going to feed shareholders who have been starved of returns for so long.

Disney shareholders need the company to consistently perform under the watchful eye of a vigilant Board. That is the recipe for good eating.

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To improve the focus, alignment and accountability of the Board, Disney needs new independent directors. Help us elect Nelson Peltz and Jay Rasulo, who pledge to ask hard questions, work with the rest of the Board and management to develop thoughtful strategies, align the interests of executives with shareholders and hold the leadership team accountable for performance. And to do so all the time, not just when the company faces a proxy contest.

To ensure the election of Nelson Peltz and Jay Rasulo, it is essential that shareholders vote “FOR” Trian Nominees, Nelson Peltz and Jay Rasulo, and “WITHHOLD” on Disney Nominees, Michael B.G. Froman and Maria Elena Lagomasino, and All Three Blackwells Nominees.

Together, we can Restore the Magic at Disney!

Vote using the enclosed revised BLUE proxy card.

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. (“Trian”) is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years’ operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse

Reevemark

(212) 433-4600

Trian@reevemark.com

Investor Contacts:

Matthew Peltz

(212) 451-3060

mpeltz@trianpartners.com

Ryan Bunch

(212) 451-3176

rbunch@trianpartners.com

Bruce Goldfarb / Pat McHugh

Okapi Partners LLC

(212) 297-0720

(877) 629-6357

info@okapipartners.com

Edward McCarthy / Richard Grubaugh / Thomas Germinario

D.F. King & Co., Inc.

(212) 229-2634

Disney@dfking.com

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Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates (“Trian”), and are based on publicly available information with respect to The Walt Disney Company (the “Company”). Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian’s conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Important Information

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of blue proxy card (as supplemented and amended on February 12, 2024, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 1, 2024 to be used in connection with the 2024 annual meeting of shareholders of the Company.

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THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND TRIAN’S WEBSITE, HTTPS://RESTORETHEMAGIC.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO EITHER OF TRIAN’S PROXY SOLICITORS, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, NEW YORK, NY 10036 (SHAREHOLDERS CAN E-MAIL INFO@OKAPIPARTNERS.COM OR CALL TOLL-FREE: (877) 629-6357), OR D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NY 10005 (SHAREHOLDERS CAN E-MAIL DISNEY@DFKING.COM OR CALL TOLL-FREE: (800) 207-3158).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

[1] Please refer to the Definitive Proxy Statement (as defined herein) for information regarding the members of the “Trian Group.” Nelson Peltz beneficially owns Disney shares worth approximately $3.5 billion and Jay Rasulo owns Disney shares worth approximately $775,000, in each case as further detailed in the Definitive Proxy Statement. Note that ownership position values are based on Disney’s share price at the close of business on February 12, 2024.

[2] Disney’s total shareholder return (defined as the total return an investor would have received if they purchased one share of stock on the first day of the measured period, inclusive of share price appreciation and dividends paid) through 10/06/23 is negative over the 1, 2, 3, 4, 5, 6, 7, and 8-years prior to 10/06/23. 10/06/23 represents the trading day prior to the WSJ article titled “Nelson Peltz Boosts Disney Stake, Seeks Board Seats” by Lauren Thomas and Robbie Whelan reporting on Trian’s increased beneficial ownership in Disney shares and expected request for Board representation.

[3] Source: Disney Press Release, 02/08/23.

[4] Source: Bob Iger interview with David Faber on CNBC, 02/09/23.

[5] Source: Disney Q1 2023 Earnings Call, 02/08/23 (“We must also return creativity to the center of the company…”).

[6] Id. (“Now it's time for another transformation, one that rationalizes our enviable streaming business and puts it on a path to sustained growth and profitability…”).

[7] On February 8, 2023, Disney’s stock closed at $111.78. On February 8, 2024, the stock closed at $110.54. Source: FactSet.

[8]Represents the aggregate segment operating income from Disney’s Direct-to-Consumer segment in Q2 2023, Q3 2023, Q4 2023 and Q1 2024.

[9] Source: FactSet. Based on consensus Non-GAAP earnings per share estimates of $5.48 and $4.56 on 02/09/23 and 02/09/24, respectively.

[10] IMDB; Variety article titled “Thanksgiving Box Office: ‘Hunger Games’ Pulls Ahead of Disney’s ‘Wish,’ ‘Napoleon’ Outpacing Projections,” by J. Kim Murphy and Michaela Zee published 11/25/23; Variety article titled “The Marvels’ Ends Box Office Run as Lowest-Grossing MCU Movie in History,” by Rebecca Rubin published 12/03/23; Variety article titled “Why Didn’t Disney Save ‘Haunted Mansion’ for Halloween,” by Rebecca Rubin published 07/31/23; Variety article titled “Big Budgets, Big Headaches: Why ‘Indiana Jones 5’ and ‘Mission: Impossible 7’ are Struggling to Make a Profit,” by Rebecca Rubin, Brent Lang, Matt Donnelly published 08/15/23; Variety article titled “Disney’s Harsh New Reality: Costly Film Flops, Creative Struggles and a Shrinking Global Box Office,” by Rebecca Rubin, Brent Lang published 07/05/23.

[11] Source: Disney Q1 2024 Earnings Call, 02/07/24.

[12] Source: CNBC interview of Hugh Johnston, 02/8/2024.

[13] Source: “Streaming Venture From ESPN, Fox and Warner Blindsides Sports Leagues,” Wall Street Journal, 02/07/24.

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Exhibit 3

Restore The Magic

Click here for more important information: https://restorethemagic.com/02-12-24/

"Okay, board, tomorrow's the earnings call before the shareholder vote. Like last year, let's see what sticks."

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